       As filed with the Securities and Exchange Commission on October 4, 2001
                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                               Vertel Corporation
             (Exact name of Registrant as specified in its charter)

       CALIFORNIA                                         95-3948704
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                             21300 Victory Boulevard
                                    Suite 700
                            Woodland Hills, CA 91367
                    (Address of principal executive offices)

                       2001 NONQUALIFIED STOCK OPTION PLAN
                            (Full title of the Plan)

                                ----------------

                                 Craig S. Scott
                      Vice President Finance & Administration,
                      Chief Financial Officer and Secretary
                             21300 Victory Boulevard
                                    Suite 700
                            Woodland Hills, CA 91367
                                 (818) 227-1400
 (Name, address and telephone number, including area code, of agent for service)
                                -----------------

                                    Copy to:

                                  David J. Katz
                                Perkins Coie LLP
                          1620 26th Street, Sixth Floor
                             Santa Monica, CA 90404
                                 (310) 788-9900

               (Calculation of Registration Fee on following page)


--------------------------------------------------------------------------------------------------------------------
                                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
     Title of Securities              Maximum Amount              Maximum             Maximum           Amount of
       To be Registered                   To be                Offering Price        Aggregate        Registration
                                      Registered (1)             Per Share         Offering Price          Fee
--------------------------------------------------------------------------------------------------------------------
COMMON STOCK                          4,000,000 (2)             $0.75 (3)            $3,000,000         $750.00

-------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2001 Nonqualified Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) This is the number of shares which may be issued under the 2001 Nonqualified Stock Option Plan which is not subject to shareholder approval.

(3) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee, and based on the average of the high and low price of the Common Stock as reported on The NASDAQ National Market(R) on September 28, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
        ----------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) The Registrant's Annual Report filed on Form 10-K for fiscal year ended December 31, 2000.

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2000.

     (c) The description of the Registrant's Common Stock contained in Items 1 and 2 of our Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on November 11, 1991 (under Registrant's prior name "Retix"), including any amendment or report filed for the purpose of updating such description.

     (d) The description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on April 30, 1997 (under Registrant's prior name "Retix"), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. DESCRIPTION OF SECURITIES. Not applicable.
        --------------------------

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. None.
        ---------------------------------------

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
        ------------------------------------------

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Registrant's Articles of Incorporation reduce the liability of a director to the corporation or its shareholders for monetary damages to the fullest extent permissible under California law, and authorize Registrant to indemnify its officers and directors (and other agents) to the maximum extent permitted under California law. Registrant's Bylaws provide that it shall indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. Registrant has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the California Corporations Code.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.
        ------------------------------------

Item 8. EXHIBITS.
        ---------

     Exhibit Number       Description of Exhibit
     --------------       ----------------------
     3.1 (and 4.1)        Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 of the Registrant's Quarterly Report on Form 10-Q for the
                          fiscal quarter ended September 30, 2000)
     3.2 (and 4.2)        Bylaws of the Registrant, as amended to date (incorporated by reference to Exhibit
                          3.4 from the Registrant's Annual Report on Form 10-K for the fiscal year ended
                          December 27, 1997)
     4.3                  Preferred Share Rights Agreement dated as of April 26, 1997 with Chase Mellon Shareholder
                          Services, LLC (incorporated by reference to Exhibit 3.6 from the Registrant's Form 8-A as filed with the SEC on April 30, 1997).
     5                    Opinion of Perkins Coie LLP, counsel to the registrant, regarding the legality of the common stock
     23.1                 Consent of Deloitte & Touche LLP, independent auditors
     23.2                 Consent of Perkins Coie LLP (contained in the opinion filed as Exhibit 5)
     24                   Power of attorney (contained on signature page)

Item 9. UNDERTAKINGS.
        -------------

(a)  The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on this 2nd day of October, 2001.

                                           Vertel Corporation

                                           By:  /s/ Cyrus D. Irani
                                           -----------------------
                                           CYRUS D. IRANI
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cyrus D. Irani and Craig S. Scott, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney in facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

October 2, 2001                  /s/ Cyrus D. Irani
                                 -----------------------------------------------
                                 CYRUS D. IRANI
                                 President, Chief Executive Officer and Director

October 2, 2001                  /s/ Craig S. Scott
                                 -----------------------------------------------
                                 CRAIG S. SCOTT
                                 Vice President Finance & Administration,
                                 Chief Financial Officer and Secretary

October 2, 2001                  /s/ Ralph K. Ungermann
                                 -----------------------------------------------
                                 RALPH K. UNGERMANN
                                 Director

October 2, 2001                  /s/ Robert T. Flood
                                 -----------------------------------------------
                                 ROBERT T. FLOOD
                                 Director

October 2, 2001                 /s/ Jack P. Reily
                                 -----------------------------------------------
                                 JACK REILY
                                 Director

October 2, 2001                  /s/ Marc E. Maassen
                                 -----------------------------------------------
                                 MARC E. MAASSEN
                                 Director

                               EXHIBIT INDEX

Exhibit
Number          Description of Exhibit
-------         ----------------------

3.1 (and 4.1)   Amended and Restated Articles of Incorporation of the Registrant
                (incorporated by reference to Exhibit 3.3 of the Registrant's
                Quarterly Report on Form 10-Q for the fiscal quarter ended
                September 30, 2000)
3.2 (and 4.2)   Bylaws of the Registrant, as amended to date (incorporated by reference to Exhibit 3.4 from the Registrant's Annual Report on
                Form 10-K for the fiscal year ended December 27, 1997)
4.3             Preferred Share Rights Agreement dated as of April 26, 1997 with
                Chase Mellon Shareholder Services, LLC (incorporated by
                reference to Exhibit 3.6 from the Registrant's Form 8-A as filed with the SEC on April 30, 1997)
5               Opinion of Perkins Coie LLP, counsel to the registrant,
                regarding the legality of the common stock
23.1            Consent of Deloitte & Touche LLP, independent auditors
23.2            Consent of Perkins Coie LLP (contained in the opinion filed as
                Exhibit 5)
24              Power of attorney (contained on signature page)